Exhibit (a)(5)(F)

CONTACTS:

Investors:

Jacquie Ross
investor_relations@gilead.com

Media:

Ashleigh Koss

public_affairs@gilead.com

GILEAD SCIENCES ANNOUNCES EXPIRATION OF HART-SCOTT RODINO WAITING PERIOD FOR CYMABAY TENDER OFFER

FOSTER CITY, Calif., March 11, 2024 – Gilead Sciences, Inc. (Nasdaq: GILD) today announced that the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR Act) with respect to Gilead’s cash tender offer for CymaBay Therapeutics, Inc. expired at 11:59 p.m. on March 8, 2024.

On February 22, 2024, Gilead and CymaBay filed the Premerger Notification and Report Forms required under the HSR Act with the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice.

The expiration of the HSR waiting period satisfies one of the conditions to consummate the tender offer. Other conditions remain to be satisfied, including, among others, a minimum tender of shares of common stock of CymaBay representing a majority of the total number of outstanding shares of common stock of CymaBay. Unless the tender offer is extended, the offer and withdrawal rights will expire at one minute after 11:59 p.m., Eastern Time, on March 21, 2024.

About Gilead Sciences

Gilead Sciences, Inc. is a biopharmaceutical company that has pursued and achieved breakthroughs in medicine for more than three decades, with the goal of creating a healthier world for all people. The company is committed to advancing innovative medicines to prevent and treat life-threatening diseases, including HIV, viral hepatitis, COVID-19, and cancer. Gilead operates in more than 35 countries worldwide, with headquarters in Foster City, Calif.

Forward-Looking Statements

This communication contains forward-looking statements related to Gilead, CymaBay and the acquisition of CymaBay by Gilead that are subject to risks, uncertainties and other factors. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding: the intent, belief or current expectation of Gilead and CymaBay and members of their respective senior management teams. Forward-looking statements include, without limitation, statements regarding the transaction and related matters, prospective performance and opportunities, post-closing operations and the outlook for the companies’ businesses, including, without limitation, the ability of Gilead to advance CymaBay’s product pipeline, and successfully commercialize seladelpar; the possibility of unfavorable results from clinical trials; regulatory applications and related timelines; filings and approvals relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; difficulties or unanticipated expenses in connection with integrating the companies; and any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include: uncertainties as to the timing of the tender offer and merger; uncertainties as to how many of CymaBay’s stockholders will tender their stock in the offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of the transaction on relationships with employees, other business partners or governmental entities; the difficulty of predicting the timing or outcome of regulatory approvals or actions, if any; the impact of competitive products and pricing; other business effects, including the effects of industry, economic or political conditions outside of the companies’ control; transaction costs; actual or contingent liabilities; adverse impacts on business, operating results or financial condition in the future due to pandemics, epidemics or outbreaks; and other risks and uncertainties detailed from time to time in the companies’ periodic reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the Schedule 14D-9 filed on February 23, 2024 by CymaBay and the Schedule TO and related tender offer documents filed on February 23, 2024 by Gilead and Pacific Merger Sub, Inc. (“Purchaser”), a wholly owned subsidiary of Gilead. All forward-looking statements are based on information currently available to Gilead and CymaBay, and Gilead and CymaBay assume no obligation and disclaim any intent to update any such forward-looking statements.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities of CymaBay, nor is it a substitute for any tender offer materials that Gilead, Pacific Merger Sub, Inc. or CymaBay have filed with the SEC. Gilead and Purchaser have filed a Tender Offer Statement on Schedule TO with the SEC containing an offer to purchase all of the outstanding shares of common stock of CymaBay for $32.50 per share, and CymaBay has filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. The tender offer is being made solely by means of the Offer to Purchase, and the exhibits filed with respect thereto (including the Letter of Transmittal), which contain the full terms and conditions of the tender offer. CYMABAY STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ THE TENDER OFFER MATERIALS (INCLUDING THE OFFER TO PURCHASE, THE RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 BECAUSE THEY CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement on Schedule 14D-9, have been sent to all stockholders of CymaBay at no expense to them. The Tender Offer Statement on Schedule TO, the Solicitation/Recommendation Statement on Schedule 14D-9, and other related documents are available for free at the SEC’s web site at www.sec.gov. Additional copies may be obtained for free by contacting Gilead or CymaBay. Free copies of these materials and certain other offering documents are available by Gilead by mail to Gilead Sciences, Inc., 333 Lakeside Drive, Foster City, CA 94404, attention: Investor Relations, by phone at 1-800-GILEAD-5 or 1-650-574-3000, or by directing requests for such materials to the information agent for the offer, Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022. Stockholders may call toll free: (877) 456-3507; Banks and Brokers may call collect: (212) 750-5833. Investors and security holders of CymaBay may also obtain, free of charge, the Solicitation/Recommendation Statement on Schedule 14D-9 and other related documents that the Company has filed with or furnished to the SEC under the “Investors & Media” section of CymaBay’s website at https://www.cymabay.com/investors-media.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, Gilead and CymaBay file annual, quarterly and current reports, proxy statements and other information with the SEC. Gilead’s and CymaBay’s filings with the SEC are also available for free to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.

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Gilead and the Gilead logo are trademarks of Gilead Sciences, Inc., or its related companies. The CymaBay name and logo are trademarks of CymaBay.

For more information about Gilead, please visit the company’s website at www.gilead.com, follow Gilead on X/Twitter (@Gilead Sciences) and LinkedIN (@Gilead-Sciences).

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